GABELLI ETFs TRUST 485BPOS

Exhibit 99.(j)(3)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A of Gabelli ETFs Trust as filed with the Securities and Exchange Commission on or about December 23, 2025.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

December 23, 2025